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                              DERIVED INFORMATION


                                     [LOGO]

                                     CENTEX

                                  HOME EQUITY

                                  CORPORATION



                     $415,000,000 Certificates (approximate)
                      Centex Home Equity Loan Trust 1999-3



                  Centex Home Equity Corp. (Seller & Servicer)
                     CHEC Asset Receivable Corp. (Depositor)



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The information provided herein has been provided to Prudential Securities
Incorporated ("PSI") by Lehman Brothers as an underwriter for the Centex Home Equity Loan Trust 1999-3 transaction. The analysis in this report is accurate to the best of PSI's knowledge and is based on information provided by Centex and Lehman Brothers. PSI makes no representations as to the accuracy of such information provided to it, and PSI has not independently verified such information. All assumptions and information in this report are as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, PSI does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis. The decision to adopt any strategy remains your responsibility. PSI (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to herein, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, PSI may make a market in the securities referred to herein. Neither the information nor the assumptions reflected herein shall be construed to be, or constitute, an offer to sell or buy or a solicitation of an offer to sell or buy any securities, commodities or derivative instruments mentioned herein. No sale of any securities, commodities or derivative instruments should be consummated without the purchaser first having received prospectus and a prospectus supplement. Finally, PSI has not addressed the legal, accounting and tax implications of the analysis with respect to you, and PSI strongly urges you to seek advise from your counsel, accountant and tax advisor.